Exhibit 10.7

                     CONSULTING SERVICES PLAN OF AGREEMENT

     This Agreement ("Agreement") is entered into January 2, 2008, by and between SUSTAINABLE POWER CORP., a Nevada corporation (hereinafter referred to as "Corporation") and JAMES MYLOCK, JR. (hereinafter referred to as "Consultant").

     In consideration of the mutual promises of the parties and other good and valuable consideration, the parties hereby agree as follows:

1.     Services.  Consultant  is rendering services for the initial formulation,
       --------
planning, development and recommendations of organizational resource requirements necessary for the Corporation's direction and planned growth into new marketplaces. The Consultant will provide bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which have not either directly or indirectly promoted or maintained a market for the Company's securities, if such market exists. Consultant shall devote such time, attention and energies as required.

2.     Compensation.  For  such  services,  the  Corporation  shall  compensate
       ------------
Consultant as follows: Payment of TWENTY MILLION (20,000,000) shares of restricted common stock to Consultant to be registered on Form 144 pursuant to Rule 144 under the Securities Act of 1933, as amended. The shares rendered as payment are deemed to be earned by the Consultant and forthcoming by the Corporation immediately upon the execution of this Agreement, which, for clarification purposes, January 2, 2008 shall be the date when shares are validly issued and considered fully paid and non-assessable. Further, the Corporation acknowledges and waives all rights to contest the issuance of shares at any point after the execution of this Agreement by the parties hereto.

3.     Relationship of  the  Parties.  The  parties intend that the Relationship
       -----------------------------
between them created under this Agreement is that of independent contractor and not as a partner, agent, or an employee, nor shall either party have any authority to bind the other. Consultant as an independent contractor may engage in other business activities provided, however, that Consultant shall not during the term of this Agreement solicit Company's employees or accounts on behalf of Consultant or another entity.

4.     Term.  The  term  of this Agreement shall commence on January 2, 2008 and
       ----
shall  terminate  on  June  2,  2008.

5.     Right of  Payment.  If  Consultant  becomes  unable  to  perform services
       -----------------
pursuant to this Agreement by reason of illness, incapacity or death, compensation shall cease upon the happening of the event. Otherwise, the shares rendered as payment are deemed to be earned by the Consultant and forthcoming by the Corporation immediately upon the execution of this Agreement. Further, the Corporation acknowledges and waives all rights to contest the issuance of shares at any point after the execution of this Agreement by the parties hereto.

6.     Non-Assignability  of  Services.  Neither party may assign this Agreement
       -------------------------------
without  the  express  written  consent  of  the  other  party.

7.     Legal  Representation.  The  Company  acknowledges  that  it  has  been
       ---------------------
represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

8.     Attorney's  Fee.  If  any  legal  action  or  any  arbitration  or  other
       ---------------
proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.     Waiver.  The  waiver by either party of a breach of any provision of this
       ------
Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.     Notices. All notices, requests, and other communications hereunder shall
        -------
be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

     To the Company:                    To the Consultant:

     Sustainable Power Corp.            James Mylock, Jr.
     John Rivera, Chairman & CEO        670 White Plains Rd., #120
     7100 Highway 46 South              Scarsdale, NY  10583
     Baytown, Texas 77520

11.     Choice  of Law, Jurisdiction and Venue. This Agreement shall be governed
        --------------------------------------
by, construed and enforced in accordance with the laws of the State of Texas. The parties agree that Harris County, Texas will be the venue of any dispute and will have jurisdiction over all parties.

12.     Complete  Agreement.  It is agreed between the parties that there are no
        -------------------
other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the agreement between the parties. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties.

INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Agreement to be executed as of the date first above written.


CORPORATION:        SUSTAINABLE POWER CORP.



                    By \s\ John Rivera
                       ---------------
                       John Rivera
                       Chairman and CEO


CONSULTANT:         JAMES MYLOCK, JR.



                    \s\ James Mylock, Jr.
                    ---------------------